PRESS RELEASE                                                                                                                                                      Exhibit 99.1

For Immediate Release:  June 24, 2003

Contact:

                Ronnie Lyon, VP/General Counsel

                Phone:    903.813.0377

rlyon1@verizon.net

Senate Bill 1280 Signed By Governor

MIDLAND, TX. — Cap Rock Energy Corporation (AMEX:  RKE) today announced that Senate Bill 1280, a bill sponsored by Texas State Senator Troy Fraser and promoted by a small special interest group, was signed into law by Texas Governor Rick Perry on June 22, 2003. Under the Public Utility Regulatory Act (“PURA”) Cap Rock Energy Corporation was considered an electric cooperative for purposes of the PURA.  The new legislation amends the PURA so that the Company will be regulated as an investor owned utility. The Public Utility Commission of Texas (“PUCT”) will be charged with the responsibility of developing a procedural schedule and timeline for the Company to comply with customer choice and deregulation.  The Company feels this new legislation will penalize all of its customers and that it will make it more difficult for other small companies to compete with the large utilities in the future.  The Company believes the net impact on its financial statements will be minimal because costs will be passed through to customers.

“One of our number one priorities has always been our customers,” states David W. Pruitt, President and CEO of Cap Rock Energy.  “We continue to feel that SB 1280 legislation is bad for all of our customers and will cause their rates to increase.  We were against the legislation for that reason and we will continue to take appropriate action in the future to protect the interests of our customers.  We do not expect this legislation to affect the way we do business.  The provision in PURA that allowed us to be regulated as an electric cooperative provided time for us, as a small company, to become prepared for customer choice and to opt in for customer choice at a time that was more beneficial to our customers.  A majority of our service territory is not allowed by Texas law to provide customer choice until at least 2007.  SB 1280 could force us to provide customer choice earlier than we might have done had the legislation not passed, and this could cost more money, leading to higher rates for our customers.  We do not anticipate any difficulties in supporting our rates and rate structure to the PUCT.  The procedures and methods we used as a cooperative to set rates for our customers are the same ones used by the PUCT.  We believe the main effect of being regulated by the PUCT will be to increase our costs, which will cause a corresponding increase in the rates that our customers will pay. We had hoped we could monitor the transition and evolution of customer choice in order to opt in at a point in the cycle that would be advantageous for our customers.  That choice has now been made for our customers, whether it was in their best interest or detrimental to them.  The net financial impact on the Company will not be significant.”

Earlier in June, the PUCT voted to withdraw its previous request for an Attorney General’s opinion on the legality of the Company’s “conversion” from an electric cooperative to a shareholder-owned corporation if SB 1280 became law.  “We are pleased with this action,” stated Mr. Pruitt.   “We hope this will let us concentrate on our business of providing the best electric service possible to our customers.”

Cap Rock Energy provides electric distribution services to over 35,000 meters in 28 counties in Texas.  Its Corporate office is located in Midland, Texas, with service divisions in Stanton, Colorado City, Brady and Celeste, Texas.  The Company also provides management services to the Farmersville Municipal Electric System.  The Company’s predecessor, Cap Rock Electric Cooperative, Inc., was incorporated as an electric cooperative in the State of Texas in 1939.

Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s current expectations, views and assumptions and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from these expectations, views and assumptions.  Cap Rock Energy Corporation does not intend to update or revise these “forward-looking statements” to reflect the current or future events or circumstances.